Exhibit 99.01

CONTACTS:	Robert G. Gargus	Liz Casolari
	Chief Financial Officer	Investor Relations
	Silicon Image, Inc.	Silicon Image, Inc.
	Phone: 408/616-4114	Phone: 408/616-1543
	Fax: 408/830-9531	Fax: 408/830-9531

SILICON IMAGE REPORTS FOURTH QUARTER 2003 REVENUE GREW 25.4 PERCENT OVER PRIOR QUARTER

Selected Q4 Highlights:

•                  Revenue of $30.3 million for the quarter, a sequential increase of 25.4 percent and a 27.5 percent increase over the year ago quarter

•                  GAAP net loss was $5.3 million, or $0.07 per basic and diluted share, and compares to a loss of $8.1 million or $0.12 per basic and diluted share for the year ago quarter

•                  Pro-forma net income* was $2.3 million or $0.03 per diluted share, a year to year improvement of $1.7 million

•                  All three product lines grew sequentially, Storage at 35 percent, CE at 26 percent, and PC at 8 percent

•                  Fourth quarter results include $1.1 million in costs associated with our recently concluded audit committee examination

•                  Added 12 new High-Definition Multimedia Interface™ (HDMI™) licensees; year-to-date HDMI licensees total 60

SUNNYVALE, Calif., February 17, 2004 — Silicon Image, Inc. (NASDAQ:  SIMGE), a leader in multi-gigabit semiconductor solutions for the secure transmission and storage of rich digital media, today reported financial results for its fourth quarter ended December 31, 2003.

Revenue of $30.3 million was achieved for the fourth quarter.  This was an increase of 25.4 percent from revenue of $24.2 million achieved in the third quarter of 2003, and was an increase of 27.5 percent from revenue of $23.8 million in the fourth quarter of 2002.  Year-to-date revenue totaled $103.5 million, an increase of 27.0 percent from revenue of $81.5 million for the year 2002.

Net loss under Generally Accepted Accounting Principles (GAAP), which includes stock compensation expense, amortization and impairment of goodwill and intangible assets, patent defense costs, acquisition integration costs, restructuring costs, in-process research and development expense, and a gain on escrow settlement, was $5.3 million, or $0.07 per basic and diluted share, for the quarter ended December 31, 2003.  This compares to a net loss of $2.1 million, or $0.03 per basic and diluted share, for the previous quarter, and a net loss of $8.1 million, or $0.12 per basic and diluted share, for the fourth quarter of 2002.

On a year-to-date basis, the GAAP net loss was $12.8 million, or $0.18 per basic and diluted share, and compares to a net loss of $40.1 million, or $0.62 per basic and diluted share, for the year 2002.  Fourth quarter pro-forma net income, calculated excluding a non-cash charge for stock compensation ($7.0 million), a non-cash expense for the amortization of intangible assets ($0.4 million) and cash legal expenses associated with the patent litigation lawsuit against Genesis Microchip ($0.2 million), was $2.3 million, or

-more-

$0.03 per diluted share.  This compares to a pro-forma net loss of $0.5 million, or $0.01 per basic and diluted share, for the third quarter of 2003, and a pro-forma net profit of $0.6 million, or $0.01 per diluted share, for the fourth quarter of 2002.

Commenting on the results, David Lee, Silicon Image’s chairman and chief executive officer, said, “We achieved record financial results – both on the top line as well as the pro-forma bottom line.  We saw revenues expand more than 25% sequentially and interest in our IP, particularly in the HDMI arena, remains strong.  In fact, the success and momentum of our HDMI products was readily apparent at the Consumer Electronics Show in January.  Our business momentum entering 2004 continues to be robust and we look forward to more record quarters.”

“Our overall strategy aimed at the distribution, storage and display of rich digital content in a secure environment is clearly paying benefits for us as we enter 2004.  Our improved visibility and gross margins are clear evidence that we are focused and executing to plan,” added Silicon Image’s president Steve Tirado.

The company will host a conference call at 2:00 p.m. PST today to discuss its fourth quarter 2003 results and business outlook.  The call will be broadcast over the Internet and can be accessed on the investor relations site located at www.siliconimage.com.   A replay of the conference call will be available on this site until 12:00 p.m. PST on March 1, 2004.

* Pro-forma net income or loss represents net income or net loss, exclusive of stock compensation expense, amortization and impairment of goodwill and intangible assets, patent defense costs, acquisition integration costs, restructuring costs, in-process research & development expense, and gains on escrow settlement.

About Silicon Image

Headquartered in Sunnyvale, Calif., Silicon Image, Inc. designs, develops and markets multi-gigabit semiconductor and system solutions for a variety of communications applications demanding high-bandwidth capability.  With its proprietary Multi-layer Serial Link (MSL™) architecture, Silicon Image is well positioned for leadership in multiple mass markets including PCs, consumer electronics, and storage.  Silicon Image is a leader in the global PC/display arena with its innovative digital interconnect technology and is now emerging as a leading player in the fields of storage and consumer electronics by offering robust, high-bandwidth semiconductors.  For more information on Silicon Image, visit www.siliconimage.com

Safe Harbor Statement

This news release contains forward-looking information within the meaning of federal securities regulations. These forward-looking statements include statements related to future financial results, product introductions and standards adoption rates.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.  In particular, future demand in PC, display, consumer electronics and storage markets may differ from current expectations, adversely affecting expected future results for the company, new product introductions may not be timely or successful, and standards may not be adopted at the rates anticipated.  In addition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting Future Results” in the most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by Silicon Image with the SEC.  Silicon Image assumes no obligation to update this forward-looking information.

SILICON IMAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

	Three Months Ended (unaudited)			Twelve Months Ended (unaudited)
(In thousands, except per share amounts)	Dec. 31, 2003	Sept. 30, 2003	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2002

Revenue:
Product	$27,421	$22,447	$20,202	$89,335	$74,884
Development, licensing and royalties	2,906	1,743	3,593	14,190	6,655
Total revenue	30,327	24,190	23,795	103,525	81,539

Cost and operating expenses:
Cost of product revenue	13,267	11,501	10,739	46,609	38,110
Research and development	9,264	9,054	8,646	36,523	32,809
Selling, general and administrative	5,607	4,131	3,962	18,401	17,454
Stock compensation expense	6,991	1,106	3,521	9,988	11,107
Amortization of goodwill and intangible assets	357	373	857	1,103	3,482
Patent defense and acquisition integration costs	196	160	2,870	2,152	7,034
Restructuring	—	—	1,500	986	7,193
In-process research and development	—	—	—	5,482	—
Impairment of goodwill and intangible assets	—	—	—	—	5,200
Total cost and operating expenses	35,682	26,325	32,095	121,244	122,389

Net loss from operations	(5,355)	(2,135)	(8,300)	(17,719)	(40,850)
Gain on escrow settlement	—	—	—	4,618	—
Interest income and other, net	75	40	161	291	758

Net loss	$(5,280)	$(2,095)	$(8,139)	$(12,810)	$(40,092)

Net loss per share - basic	$(0.07)	$(0.03)	$(0.12)	$(0.18)	$(0.62)
Net loss per share - diluted	$(0.07)	$(0.03)	$(0.12)	$(0.18)	$(0.62)

Weighted average shares - basic	70,638	69,803	66,198	69,412	64,283
Weighted average shares - diluted	70,638	69,803	66,198	69,412	64,283

SILICON IMAGE, INC.

RECONCILIATION OF GAAP TO PRO-FORMA FINANCIAL INFORMATION

	Three Months Ended (unaudited)			Twelve Months Ended (unaudited)
(In thousands)	Dec. 31, 2003	Sept. 30, 2003	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2002

GAAP net loss	$(5,280)	$(2,095)	$(8,139)	$(12,810)	$(40,092)

Pro-forma adjustments:
Stock compensation expense (1)	6,991	1,106	3,521	9,988	11,107
Amortization of goodwill and intangible assets (2)	357	373	857	1,103	3,482
Patent defense and acquisition integration costs (3)	196	160	2,870	2,152	7,034
Restructuring (4)	—	—	1,500	986	7,193
In-process research and development (5)	—	—	—	5,482	—
Impairment of goodwill and intangible assets (6)	—	—	—	—	5,200
Gain on escrow settlement (7)	—	—	—	(4,618)	—
Pro-forma net income (loss)	$2,264	$(456)	$609	$2,283	$(6,076)

(1)          Non-cash expenses associated with stock option modifications (including repricings) and certain stock options issued to employees in our Initial Public Offering, to employees of acquired companies, and to non-employees in exchange for services.

(2)          Non-cash expenses for the amortization of goodwill and intangible assets recorded in connection with our acquisitions.

(3)          Costs incurred to defend our intellectual property and to integrate the operations of companies we have acquired. These expenses have been excluded because they are expected to be incurred over a limited period of time and are not directly attributable to our ongoing operations.

(4)          Severance and other costs resulting from our involuntary workforce reductions and consolidation of facilities. These expenses have been excluded since they are not directly attributable to our ongoing operations.

(5)          A non-cash expense for the value assigned to an acquired company’s existing research and development projects that have not reached technological feasibility and that have no alternative use as of the acquisition date.

(6)          A non-cash expense to reduce the carrying values of intangible assets to their estimated fair values.

(7)          A non-cash gain from recovery of shares held in escrow as indemnification for certain damages incurred as a result of a prior acquisition.

SILICON IMAGE, INC.

PRO FORMA (NON-GAAP BASIS) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended (unaudited)			Twelve Months Ended (unaudited)
(In thousands, except per share amounts)	Dec. 31, 2003	Sept. 30, 2003	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2002

Revenue:
Product	$27,421	$22,447	$20,202	$89,335	$74,884
Development, licensing and royalties	2,906	1,743	3,593	14,190	6,655
Total revenue	30,327	24,190	23,795	103,525	81,539

Pro-forma cost and operating expenses:
Cost of product revenue	13,267	11,501	10,739	46,609	38,110
Research and development	9,264	9,054	8,646	36,523	32,809
Selling, general and administrative	5,607	4,131	3,962	18,401	17,454
Total pro-forma cost and operating expenses	28,138	24,686	23,347	101,533	88,373

Pro-forma net income (loss) from operations	2,189	(496)	448	1,992	(6,834)
Interest income and other, net	75	40	161	291	758

Pro-forma net income (loss)	$2,264	$(456)	$609	$2,283	$(6,076)

Pro-forma net income (loss) per share	$0.03	$(0.01)	$0.01	$0.03	$(0.09)
Weighted average shares *	78,564	69,803	73,195	76,555	64,283

The above pro-forma financial information is presented for informational purposes only. Our presentation of pro-forma financial information excludes non-cash expenses resulting from acquisitions or the issuance of stock options, as well as unusual or infrequent income and expenses that are not directly attributable to our ongoing operations and are expected to be non-recurring or to be incurred over a limited period of time. Because of these exclusions, our presentation is not in accordance with Generally Accepted Accounting Principles (GAAP). Additionally, our presentation of pro-forma financial information may not be consistent with that of other companies.

We do not evaluate items such as amortization of goodwill and intangible assets, stock-based compensation, impairment charges, in process research and development charges, and other non-cash or infrequent or unusual items when assessing the performance of our ongoing operations or when allocating resources. We believe that the exclusion of intangible non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance. Pro-forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

* For periods in which there is pro-forma net income, weighted average shares includes weighted average shares outstanding during the period, as well as the dilutive effect of outstanding stock options as if they had been converted to shares during the period.

SILICON IMAGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands)	Dec. 31, 2003	Dec. 31, 2002

Assets
Current assets:
Cash and short-term investments	$37,254	$35,833
Accounts receivable, net	12,754	11,589
Inventories, net	10,312	7,301
Prepaid expenses and other current assets	2,703	2,510
Total current assets	63,023	57,233
Property and equipment, net	7,411	6,653
Goodwill and intangible assets, net	16,049	13,021
Other assets	1,259	709
Total assets	$87,742	$77,616

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, debt and other current liabilities	$18,075	$25,313
Deferred margin on sales to distributors	7,274	4,133
Total current liabilities	25,349	29,446
Stockholders’ equity	62,393	48,170
Total liabilities and stockholders’ equity	$87,742	$77,616